                                                                  Exhibit (a)(7)

                       DIRECTOR INDEMNIFICATION AGREEMENT
                       ----------------------------------


                  This Director Indemnification Agreement, dated as of _________________, 1999 (this "Agreement"), is made by and between National Processing, Inc., an Ohio corporation (the "Company"), and ____________________ (the "Indemnitee"), a director of the Company.


                                    RECITALS
                                    --------

                  A. The Indemnitee is presently serving as a director of the Company, and the Company desires that the Indemnitee continue serving in that capacity. The Indemnitee is willing, subject to certain conditions including the execution and performance of this Agreement by the Company, to continue serving in that capacity.

                  B. In addition to the indemnification to which the Indemnitee is entitled under the Code of Regulations of the Company (the "Regulations"), the Company has obtained, at its sole expense, insurance protecting the Company and its officers and directors including the Indemnitee against certain losses arising out of any threatened, pending or completed action, suit, or proceeding to which such persons may be made or are threatened to be made parties.

                  NOW, THEREFORE, in order to induce the Indemnitee to continue to serve in his present capacity, the Company and the Indemnitee agree as follows:


1.                CONTINUED SERVICE
                  -----------------

                  The Indemnitee shall continue to serve as a director of the Company so long as he is duly elected in accordance with the Regulations or until he resigns in writing or is removed in accordance with applicable law.


2.                INITIAL INDEMNITY
                  -----------------

                  (a) The Company shall indemnify the Indemnitee, if or when he is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Company), by reason of the fact that he is or was a director of the Company or is or was serving at the request of the Company as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise, or by reason of any action alleged to have been taken or omitted in any such capacity, against any and all costs, charges, expenses (including fees and expenses of attorneys and/or others; all such costs, charges and expenses being herein jointly referred to as "Expenses"), judgments, fines, and amounts paid in settlement, actually and reasonably incurred by the Indemnitee in connection therewith including any appeal of or from any judgment or decision, unless it is proved by clear and convincing evidence in a court of competent jurisdiction that the Indemnitee's action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the Company or undertaken with reckless disregard for the best interests of the Company. In addition, with respect to any criminal action or proceeding, indemnification hereunder shall be made only if the Indemnitee had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Indemnitee did not satisfy the applicable standard of conduct.

                  (b) The Company shall indemnify the Indemnitee, if or when he is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding by or in the right of the Company to procure a judgment in its favor, by reason of the fact that the Indemnitee is or was a director of the Company or is or was serving at the request of the Company as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise, against any and all Expenses actually and reasonably incurred by the Indemnitee in connection with the defense or settlement thereof or any appeal of or from any judgment or decision, unless it is proved by clear and convincing evidence in a court of competent jurisdiction that the Indemnitee's action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the Company or undertaken with reckless disregard for the best interests of the Company, except that no indemnification shall be made in respect of any action or suit in which the only liability asserted against Indemnitee is pursuant to Section 1701.95 of the Ohio Revised Code.

                  (c) Any indemnification under Section 2(a) or 2(b) (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the Indemnitee is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 2(a) or 2(b). Such authorization shall be made (i) by the Board of Directors of the Company (the "Board") by a majority vote of a quorum consisting of directors who were not and are not parties to or threatened with such action, suit, or proceeding, or (ii) if such a quorum of disinterested directors is not available or if a majority of such quorum so directs, in a written opinion by independent legal counsel (designated for such purpose by the Board), a copy of which will be delivered to Indemnitee, which shall not be an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the Company, or any person to be indemnified, within the five years preceding such determination ("Independent Counsel"), or (iii) by the shareholders of the Company (the "Shareholders"), or
(iv) by the court of common pleas or other court in which such action, suit, or proceeding was brought.

                  (d) To the extent that the Indemnitee has been successful on the merits or otherwise, including the dismissal of an action without prejudice, in defense of any action, suit, or proceeding referred to in Section 2(a) or 2(b), or in defense of any claim, issue, or matter therein, he shall be indemnified against Expenses actually and reasonably incurred by him in connection therewith. Expenses actually and reasonably incurred by the Indemnitee in defending any such action, suit, or proceeding shall be paid by the Company as they are incurred in advance of the final disposition of such action, suit, or proceeding under the procedure set forth in Section 4(b) hereof.

                  (e) For purposes of this Agreement, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on the Indemnitee with respect to any employee benefit plan; references to "serving at the request of the Company" shall include any service as a director, officer, employee, or agent of the Company which imposes duties on, or involves services by, the Indemnitee with respect to an employee benefit plan, its participants or beneficiaries; references to the masculine shall include the feminine; references to the singular shall include the plural and vice versa; the word including is used by way of illustration only and not by way of limitation.

                  (f) The Company will indemnify, and advance Expenses to, Indemnitee to the fullest extent the Company's Articles of Incorporation (the "Articles"), the Regulations, the laws of the State of Ohio or other applicable law in effect on the date hereof permits. If the Articles, the Regulations, the laws of the State of Ohio or other applicable law is amended or modified after the date hereof, the parties hereby agree that Indemnitee shall be entitled to any additional indemnification rights resulting from such amendment or modification, but only to the extent that such amendment or modification permits the Company to provide broader indemnification rights than the Articles, the Regulations, the laws of the State of Ohio or other applicable law permitted the Company to provide prior to such amendment or modification.


3.                ADDITIONAL INDEMNIFICATION
                  --------------------------

                  (a) Pursuant to Section 1701.13(E)(6) of the General Corporation Law of the State of Ohio (the "OCL"), without limiting any right which the Indemnitee may have pursuant to Section 2 hereof or any other provision of this Agreement or the Articles, the Regulations, the OCL, any policy of insurance, or otherwise, but subject to any limitation on the maximum permissible indemnity which may exist under applicable law at the time of any request for indemnity hereunder and subject to the following provisions of this
Section 3, the Company shall indemnify the Indemnitee against any amount which he is or becomes obligated to pay relating to or arising out of any claim made against him because of any act, failure to act, or neglect or breach of duty, including any actual or alleged error, misstatement, or misleading statement, that he commits, suffers, permits, or acquiesces in while acting in his capacity as a director of the Company. The payments which the Company is obligated to make pursuant to this Section 3 shall include judgments, fines, and amounts paid in settlement and any and all Expenses, actually and reasonably incurred by the Indemnitee in connection therewith including any appeal of or from any judgment or decision; provided, however, that the Company shall not be obligated under this Section 3 to make any payment in connection with any claim against the
Indemnitee:

                                (i) to the extent of any fine or similar
                                    governmental imposition which the Company is prohibited by applicable law from paying which results from a final, nonappealable order; or

                               (ii) to the extent based upon or attributable to
                                    the Indemnitee having actually realized a personal gain or profit to which he was not legally entitled, including profit from the purchase and sale by the Indemnitee of equity securities of the Company which are recoverable by the Company pursuant to
                                    Section 16(b) of the Securities Exchange Act of 1934, or profit arising from transactions in publicly traded securities of the Company which were effected by the Indemnitee in violation of Section 10(b) of the Securities Exchange Act of 1934, or Rule 10b-5 promulgated thereunder.

                  (b) Notwithstanding any other provision hereof, to the extent that Indemnitee is, by reason of the fact that he is or was a director of the Company or is or was serving at the request of the Company as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise, a witness in any action, suit, or proceeding to which Indemnitee is not a party, the Company will indemnify him against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.

                  (c) A determination as to whether the Indemnitee shall be entitled to indemnification under this Section 3 shall be made in accordance with Section 4(a) hereof. Expenses incurred by the Indemnitee in defending any claim to which this Section 3 applies shall be paid by the Company as they are actually and reasonably incurred in advance of the final disposition of such claim under the procedure set forth in Section 4(b) hereof.


4.                CERTAIN PROCEDURES RELATING TO INDEMNIFICATION
                  ----------------------------------------------

                  (a) For purposes of pursuing his rights to indemnification hereunder the Indemnitee shall (i) submit to the Board a sworn statement of request for indemnification substantially in the form of Exhibit l attached hereto and made a part hereof (the "Indemnification Statement") averring that he is entitled to indemnification hereunder; and (ii) present to the Company reasonable evidence of all amounts for which indemnification is requested. The Company shall, within 30 calendar days after submission of the Indemnification Statement, make the payments requested in the Indemnification Statement to or for the benefit of the Indemnitee, unless (A) a determination is made pursuant to Section 2(c) during such 30 calendar-day-period that indemnification under
Section 2 hereof is not authorized and (B) (i) within such 30-calendar-day period the Board shall resolve by vote of a majority of the directors at a meeting at which a quorum is present that the Indemnitee is not entitled to indemnification under Section 3 hereof, and (ii) such vote shall be based upon clear and convincing evidence, and (C) the Indemnitee shall have received within such period notice in writing of such determination, which notice shall disclose with particularity the evidence upon which the determination is based. The foregoing notice shall be sworn to by all persons who participated in the determination to deny indemnification. The provisions of this Section 4(a) are intended to be procedural only and shall not affect the right of Indemnitee to indemnification under Section 3 of this Agreement so long as Indemnitee follows the prescribed procedure and any determination by the Board that Indemnitee is not entitled to indemnification and any failure to make the payments requested in the Indemnification Statement shall be subject to judicial review by any court of competent jurisdiction.

                  (b) For purposes of obtaining payments of Expenses in advance of final disposition pursuant to the second sentence of Section 2(d) or the last sentence of Section 3 hereof, the Indemnitee shall submit to the Company a sworn request for advancement of Expenses substantially in the form of Exhibit 2 attached hereto and made a part hereof (the "Undertaking"), averring that he has reasonably incurred actual Expenses in defending an action, suit or proceeding referred to in Section 2(a) or 2(b) or any claim referred to in Section 3, or pursuant to Section 8 hereof. Unless the only liability asserted against the Indemnitee in the subject action, suit or proceeding is pursuant to OCL Section 1701.95, the Indemnitee shall be eligible to execute Part A of the Undertaking by which he undertakes to (a) repay such amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that the Indemnitee's action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the Company or undertaken with reckless disregard for the best interests of the Company and (b) reasonably cooperate with the Company concerning the action, suit, proceeding or claim. In all cases, the Indemnitee shall be eligible to execute Part B of the Undertaking by which he undertakes to repay such amount if it ultimately is determined that he is not entitled to be indemnified by the Company under this Agreement or otherwise. In the event that the Indemnitee is eligible to and does execute both Part A and Part B of the Undertaking, the Expenses which are paid by the Company pursuant thereto shall be required to be repaid by the Indemnitee only if he is required to do so under the terms of both Part A and Part B of the Undertaking. Upon receipt of the Undertaking, the Company shall thereafter promptly, and in any event within 10 calendar days, pay such Expenses of the Indemnitee as are noticed to the Company in writing and in reasonable detail arising out of the matter described in the Undertaking. No security shall be required in connection with any Undertaking, and the Company will accept any such Undertaking without reference to the financial ability of Indemnitee to make repayment.

                  (c) In making a determination with respect to entitlement to indemnification hereunder, the person, persons or entity making that determination must presume that Indemnitee is entitled to indemnification hereunder if Indemnitee has submitted a request for indemnification in accordance with Section 4(a), and the Company will have the burden of proof to overcome that presumption by clear and convincing evidence in connection with the making by any person, persons or entity of any determination contrary to that presumption.

5.                LIMITATION ON INDEMNITY
                  -----------------------

                  Notwithstanding anything contained herein to the contrary, the Company shall not be required hereby to indemnify the Indemnitee with respect to any action, suit, or proceeding that was initiated by the Indemnitee unless (a) such action, suit, or proceeding was initiated by the Indemnitee to enforce any rights to indemnification arising hereunder, (b) authorized by another agreement to which the Company is a party whether heretofore or hereafter entered, (c) otherwise ordered by the court in which the suit was brought or (d) approved by the Board.


6.                SUBROGATION; DUPLICATION OF PAYMENTS
                  ------------------------------------

                  (a) In the event of payment under this Agreement the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

                  (b) The Company shall not be liable under this Agreement to make any payment in connection with any claim made against Indemnitee to the extent Indemnitee has actually received payment (under any insurance policy, the Company's Regulations or otherwise) of the amounts otherwise payable hereunder.


7.                RATIFICATION
                  ------------

                  The Company may, at its option, propose at any future meeting of Shareholders that this Agreement be ratified by the Shareholders; PROVIDED, HOWEVER, that the Indemnitee's rights hereunder shall be fully enforceable in accordance with the terms hereof whether or not such ratification is sought or obtained.


8.                ENFORCEMENT
                  -----------

                  (a) In the event that (i) a determination is made that Indemnitee is not entitled to indemnification hereunder, (ii) advancement of Expenses is not timely made pursuant hereto, or (iii) payment of indemnification is not made within 30 calendar days after receipt by the Company of a request therefor, Indemnitee will be entitled to an adjudication from any United States District Court for the Northern District of Ohio of his entitlement to that indemnification or advancement of Expenses. Alternatively, Indemnitee, at his option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association.

                  (b) If a determination has been made that Indemnitee is not entitled to indemnification hereunder, any judicial proceeding or arbitration commenced pursuant to this Section 5 will be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee will not be prejudiced by reason of that adverse determination. In any judicial proceeding or arbitration commenced pursuant to this Section 5, the Company will have the burden of proving that Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.

                  (c) If a determination has been made by an Independent Counsel that Indemnitee is entitled to indemnification hereunder, the Company will be bound by that determination in any judicial proceeding or arbitration commenced pursuant to this Section 5, absent (i) a misstatement by Indemnitee of a material fact, or an omission by Indemnitee of a material fact necessary to make Indemnitee's statements not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

                  (d) It is the intent of the Company that the Indemnitee not be required to incur the expenses associated with the enforcement of his rights under this Agreement by litigation or other legal action because the cost and expense thereof would substantially detract from the benefits intended to be extended to the Indemnitee hereunder. Accordingly, if it should appear to the Indemnitee that the Company has failed to comply with any of its obligations under this Agreement or in the event that the Company or any other person takes any action to declare this Agreement void or unenforceable, or institutes any action, suit or proceeding to deny, or to recover from, the Indemnitee the benefits intended to be provided to the Indemnitee hereunder, the Company irrevocably authorizes the Indemnitee from time to time to retain counsel of his choice, at the expense of the Company as hereafter provided, to represent the Indemnitee in connection with the initiation or defense of any litigation or other legal action, whether by or against the Company or any director, officer, shareholder, or other person affiliated with the Company, in any jurisdiction. Regardless of the outcome thereof, the Company shall pay and be solely responsible for any and all costs, charges, and expenses, including fees and expenses of attorneys and others, reasonably incurred by the Indemnitee pursuant to this Section 8.


9.                MERGER OR CONSOLIDATION
                  -----------------------

                  In the event that the Company shall be a constituent corporation in a consolidation, merger, or other reorganization, the Company, if it shall not be the surviving, resulting, or acquiring corporation therein, shall require as a condition thereto that the surviving, resulting, or acquiring corporation agree to assume all of the obligations of the Company hereunder and to indemnify the Indemnitee to the full extent provided herein. Whether or not the Company is the resulting, surviving, or acquiring corporation in any such transaction, the Indemnitee shall also stand in the same position under this Agreement with respect to the resulting, surviving, or acquiring corporation as he would have with respect to the Company if its separate existence had continued.

10.               NONEXCLUSIVITY, SEVERABILITY AND INSURANCE
                  ------------------------------------------

                  (a) The rights to indemnification provided by this Agreement shall not be exclusive of any other rights of indemnification to which the Indemnitee may be entitled under the Articles, the Regulations, the OCL or any other statute, any insurance policy, agreement, or vote of shareholders or directors or otherwise, as to any actions or failures to act by the Indemnitee, and shall continue after he has ceased to be a director, officer, employee, or agent of the Company or other entity for which his service gives rise to a right hereunder, and shall inure to the benefit of his heirs, executors and administrators.

                  (b) If any provision of this Agreement or the application of any provision hereof to any person or circumstances is held invalid, unenforceable, or otherwise illegal, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected, and the provision so held to be invalid, unenforceable, or otherwise illegal shall be reformed to the extent (and only to the extent) necessary to make it enforceable, valid and legal.

                  (c) If the Company maintains an insurance policy or policies providing liability insurance for directors, officers, employees, agents or fiduciaries of the Company or of any other entity that any such person serves at the written request of the Company, Indemnitee will be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, employee, agent or fiduciary under such policy or policies.


11.               SECURITY
                  --------

                  To ensure that the Company's obligations pursuant to this Agreement can be enforced by Indemnitee, the Company may establish a trust pursuant to which the Company's obligations pursuant to this Agreement and other similar agreements can be funded.


12.               GOVERNING LAW
                  -------------

                  This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio, without giving effect to the principles of conflict of laws thereof.


13.               MODIFICATION
                  ------------

                  This Agreement and the rights and duties of the Indemnitee and the Company hereunder may be modified only by an instrument in writing signed by both parties hereto.

14.               CONTRIBUTION
                  ------------

                  To the fullest extent applicable law permits, if the indemnification this Agreement provides is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, will contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all the circumstances of that action, claim or proceeding in order to reflect:
(i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving rise to that action, claim or proceeding; and/or (ii) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).


                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.



                                 NATIONAL PROCESSING, INC.


                                 By__________________________
                                 Title:______________________


                                 _________________________
                                 [Signature of Indemnitee]

                                                                       Exhibit l
                                                                       ---------


                            INDEMNIFICATION STATEMENT
                            -------------------------


STATE OF ______________)
                       )       SS
COUNTY OF _____________)


                  I, ________________, being first duly sworn, do depose and say as follows:

                  1. This Indemnification Statement is submitted pursuant to the Indemnification Agreement, dated ___________, 1999, between National Processing, Inc., an Ohio corporation (the "Company"), and the undersigned.

                  2. I am requesting indemnification against costs, charges, expenses (which may include fees and expenses of attorneys and/or others), judgments, fines, and amounts paid in settlement (collectively, "Liabilities"), which have been actually and reasonably incurred by me in connection with a claim referred to in Section 2 or 3 of the aforesaid Indemnification Agreement.

                  3. With respect to all matters related to any such claim, I am entitled to be indemnified as herein contemplated pursuant to the aforesaid Indemnification Agreement.

                  4. Without limiting any other rights which I have or may have, I am requesting indemnification against Liabilities which have or may arise out of _____________________________________________________________________________
________________________________________________________________________________


                                                 _______________________________
                                                 [Signature of Indemnitee]


                  Subscribed and sworn to before me, a Notary Public in and for said County and State, this _____ day of _________ , 1999.

                                                 _______________________________


[Seal]
                  My commission expires the _____ day of __________ , 1999.

                                                                       Exhibit 2
                                                                       ---------


                                   UNDERTAKING
                                   -----------


STATE OF ______________)
                       )       SS
COUNTY OF _____________)

                  I, _________________________________, being first duly sworn, do depose and say as follows:

                  1. This Undertaking is submitted pursuant to the Indemnification Agreement dated ____________, 1999, between National Processing, Inc., an Ohio corporation (the "Company") and the undersigned.

                  2. I am requesting payment of costs, charges, and expenses which I have reasonably incurred or will reasonably incur in defending an action, suit or proceeding, referred to in Section 2(a) or 2(b) or any claim referred to in Section 3, or pursuant to Section 8, of the aforesaid Indemnification Agreement.

                  3. The costs, charges, and expenses for which payment is requested are, in general, all expenses related to_____________________________
______________________________________________________________________________.

                  4. Part A
                     ------

                  I hereby undertake to (a) repay all amounts paid pursuant hereto if it is proved by clear and convincing evidence in a court of competent jurisdiction that my action or failure to act which is the subject of the matter described herein involved an act or omission undertaken with deliberate intent to cause injury to the Company or undertaken with reckless disregard for the best interests of the Company and (b) reasonably cooperate with the Company concerning the action, suit, proceeding or claim.


                                              __________________________________
                                              [Signature of Indemnitee]

                  4. Part B
                     ------

                  I hereby undertake to repay all amounts paid pursuant hereto if it ultimately is determined that I am not entitled to be indemnified by the Company under the aforesaid Indemnification Agreement or otherwise.



                                 -----------------------------------------------
                                 [Signature of Indemnitee]


                  Subscribed and sworn to before me, a Notary Public in and for said County and State, this _____ day of _________ , 1999.



                                 -----------------------------------------------


[Seal]



         My commission expires the ____ day of ___________ , 1999.

                 DIRECTOR AND OFFICER INDEMNIFICATION AGREEMENT
                 ----------------------------------------------


                  This Director and Officer Indemnification Agreement, dated as of _________________, 1999 (this "Agreement"), is made by and between National Processing, Inc., an Ohio corporation (the "Company"), and ____________________ (the "Indemnitee"), a director and an officer of the Company.


                                    RECITALS
                                    --------

                  A. The Indemnitee is presently serving as a director and an officer of the Company, and the Company desires that the Indemnitee continue serving in those capacities. The Indemnitee is willing, subject to certain conditions including the execution and performance of this Agreement by the Company, to continue serving in those capacities.

                  B. In addition to the indemnification to which the Indemnitee is entitled under the Code of Regulations of the Company (the "Regulations"), the Company has obtained, at its sole expense, insurance protecting the Company and its officers and directors including the Indemnitee against certain losses arising out of any threatened, pending or completed action, suit, or proceeding to which such persons may be made or are threatened to be made parties.

                  NOW, THEREFORE, in order to induce the Indemnitee to continue to serve in his present capacity, the Company and the Indemnitee agree as follows:


1.                CONTINUED SERVICE
                  -----------------

                  The Indemnitee shall continue to serve, at the will of the Company or in accordance with a separate contract, to the extent that such a contract is in effect at the time in question, as a director and an officer of the Company so long as he is duly elected in accordance with the Regulations or until he resigns in writing or is removed in accordance with applicable law.


2.                INITIAL INDEMNITY
                  -----------------

                  (a) The Company shall indemnify the Indemnitee, if or when he is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Company), by reason of the fact that he is or was a Director or an officer of the Company or is or was serving at the request of the Company as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise, or by reason of any action alleged to have been taken or omitted in any such capacity, against any and all costs, charges, expenses (including fees and expenses of attorneys and/or others; all such costs, charges and expenses being herein jointly referred to as "Expenses"), judgments, fines, and amounts paid in settlement, actually and reasonably incurred by the Indemnitee in connection therewith including any appeal of or from any judgment or decision, if the Indemnitee acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Indemnitee did not satisfy the applicable standard of conduct.

                  (b) The Company shall indemnify the Indemnitee, if or when he is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding by or in the right of the Company to procure a judgment in its favor, by reason of the fact that the Indemnitee is or was a Director or an officer of the Company or is or was serving at the request of the Company as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise, against any and all Expenses actually and reasonably incurred by the Indemnitee in connection with the defense or settlement thereof or any appeal of or from any judgment or decision, if the Indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification shall be made in respect of (i) any claim, issue, or matter as to which the Indemnitee is adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless, and only to the extent that, the court of common pleas or other court in which such action, suit, or proceeding was brought determines, notwithstanding any adjudication of liability, that in view of all the circumstances of the case the Indemnitee is fairly and reasonably entitled to indemnity for such expenses as such court of common pleas or other court shall deem proper, or (ii) any action or suit in which the only liability asserted against Indemnitee is pursuant to Section 1701.95 of the Ohio Revised Code.

                  (c) Any indemnification under Section or (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the Indemnitee is proper in the circumstances because he has met the applicable standard of conduct set forth in Section or . Such authorization shall be made (i) by the Board of directors of the Company (the "Board") by a majority vote of a quorum consisting of directors who were not and are not parties to or threatened with such action, suit, or proceeding, or (ii) if such a quorum of disinterested directors is not available or if a majority of such quorum so directs, in a written opinion by independent legal counsel, a copy of which will be delivered to Indemnitee, (designated for such purpose by the Board) which shall not be an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the Company, or any person to be indemnified, within the five years preceding such determination ("Independent Counsel"), or (iii) by the shareholders of the Company (the "Shareholders"), or (iv) by the court of common pleas or other court in which such action, suit, or proceeding was brought.

                  (d) To the extent that the Indemnitee has been successful on the merits or otherwise, including the dismissal of an action without prejudice, in defense of any action, suit, or proceeding referred to in Section 2(a) or 2(b), or in defense of any claim, issue, or matter therein, he shall be indemnified against Expenses actually and reasonably incurred by him in connection therewith. Expenses incurred by the Indemnitee in defending any such action, suit, or proceeding shall be paid by the Company as they are incurred in advance of the final disposition of such action, suit, or proceeding under the procedure set forth in Section 4(b) hereof.

                  (e) For purposes of this Agreement, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on the Indemnitee with respect to any employee benefit plan; references to "serving at the request of the Company" shall include any service as a director, officer, employee, or agent of the Company which imposes duties on, or involves services by, the Indemnitee with respect to an employee benefit plan, its participants or beneficiaries; references to the masculine shall include the feminine; references to the singular shall include the plural and vice versa; the word including is used by way of illustration only and not by way of limitation; and if the Indemnitee acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee-benefit plan he shall be deemed to have acted in a manner "not opposed to the best interests of the Company" as referred to herein.

                  (f) No amendment to the Amended Articles of Incorporation of the Company (the "Articles") or the Regulations shall deny, diminish, or encumber the Indemnitee's rights to indemnity pursuant to the Regulations, the General Corporation Law of the State of Ohio (the "OCL"), or any other applicable law as applied to any act or failure to act occurring in whole or in part prior to the date (the "Effective Date") upon which the amendment was approved by the Shareholders. In the event that the Company shall purport to adopt any amendment to its Articles or Regulations or take any other action the effect of which is to deny, diminish, or encumber the Indemnitee's rights to indemnity pursuant to the Articles, the Regulations, the OCL, or any such other law, such amendment shall apply only to acts or failures to act occurring entirely after the Effective Date thereof unless the Indemnitee shall have voted in favor of such amendment as a director or holder of record of the Company's voting stock, as the case may be.

                  (g) The Company will indemnify, and advance Expenses to, Indemnitee to the fullest extent the Company's Articles of Incorporation (the "Articles"), the Regulations, the laws of the State of Ohio or other applicable law in effect on the date hereof permits. If the Articles, the Regulations, the laws of the State of Ohio or other applicable law is amended or modified after the date hereof, the parties hereby agree that Indemnitee shall be entitled to any additional indemnification rights resulting from such amendment or modification, but only to the extent that such amendment or modification permits the Company to provide broader indemnification rights than the Articles, the Regulations, the laws of the State of Ohio or other applicable law permitted the Company to provide prior to such amendment or modification.

3.                ADDITIONAL INDEMNIFICATION
                  --------------------------

                  (a) Without limiting any right which the Indemnitee may have pursuant to Section 2 hereof or any other provision of this Agreement or the Articles, the Regulations, the OCL, any policy of insurance, or otherwise, but subject to any limitation on the maximum permissible indemnity which may exist under applicable law at the time of any request for indemnity hereunder and subject to the following provisions of this Section 3, the Company shall pay on behalf of the Indemnitee any amount which he is or becomes obligated to pay relating to or arising out of any claim made against him because of any act, failure to act, or neglect or breach of duty, including any actual or alleged error, statement, or misleading statement, that he commits, suffers, permits, or acquiesces in while acting in his capacity as a director or an officer of the Company. The payments which the Company is obligated to make pursuant to this
Section 3 shall include without limitation any and all Expenses, judgments, fines, and amounts paid in settlement, actually and reasonably incurred by the Indemnitee in connection therewith including any appeal of or from any judgment or decision; provided, however, that the Company shall not be obligated under this Section 3 to make any payment in connection with any claim against the
Indemnitee:

                      (i) for which payment is actually made to the Indemnitee under a valid and collectible insurance policy, except in respect of any retention or excess beyond the amount of payment under such insurance;

                      (ii) for which the Indemnitee is actually and fully indemnified by the Company otherwise than pursuant to this Section 3;

                      (iii) to the extent of any fine or similar governmental
                            imposition which the Company is prohibited by applicable law from paying which results from a final, nonappealable order; or

                      (iv) to the extent based upon or attributable to the Indemnitee having actually realized a personal gain or profit to which he was not legally entitled, including profit from the purchase and sale by the Indemnitee of equity securities of the Company which are recoverable by the Company pursuant to Section 16(b) of the Securities Exchange Act of 1934, or profit arising from transactions in publicly traded securities of the Company which were effected by the Indemnitee in violation of Section 10(b) of the Securities Exchange Act of 1934, or Rule 10b-5 promulgated thereunder.

                  (b) Notwithstanding any other provision hereof, to the extent that Indemnitee is, by reason of the fact that he is or was a director or an officer of the Company or is or was serving at the request of the Company as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise, a witness in any action, suit, or proceeding to which Indemnitee is not a party, the

Company will indemnify him against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.

                  (c) A determination as to whether the Indemnitee shall be entitled to indemnification under this Section 4(a) shall be made in accordance with Section hereof. Expenses incurred by the Indemnitee in defending any claim to which this Section applies shall be paid by the Company as they are incurred in advance of the final disposition of such claim under the procedure set forth in Section 4(b) hereof.


4.                CERTAIN PROCEDURES RELATING TO INDEMNIFICATION
                  ----------------------------------------------

                  (a) For purposes of pursuing his rights to indemnification hereunder, the Indemnitee shall submit to the Board a sworn statement of request for indemnification substantially in the form of Exhibit 1 attached hereto and made a part hereof (the "Indemnification Statement") averring that he is entitled to indemnification hereunder. The Company shall, within 30 calendar days after submission of the Indemnification Statement, make the payments requested in the Indemnification Statement to or for the benefit of the Indemnitee, unless (A) a determination is made pursuant to Section 2(c) during such 30 calendar-day-period that indemnification under Section 2 hereof is not authorized and (B) (i) within such 30-calendar-day period the Board shall resolve by vote of a majority of the directors at a meeting at which a quorum is present that the Indemnitee is not entitled to indemnification under Section hereof, and (ii) such vote shall be based upon clear and convincing evidence, and (C) the Indemnitee shall have received within such period notice in writing of such determination, which notice shall disclose with particularity the evidence upon which the determination is based. The foregoing notice shall be sworn to by all persons who participated in the determination to deny indemnification. The provisions of this Section 4(a) are intended to be procedural only and shall not affect the right of Indemnitee to indemnification under Section 3 of this Agreement so long as Indemnitee follows the prescribed procedure and any determination by the Board that Indemnitee is not entitled to indemnification and any failure to make the payments requested in the Indemnification Statement shall be subject to judicial review by any court of competent jurisdiction.

                  (b) For purposes of obtaining payments of Expenses in advance of final disposition pursuant to the second sentence of Section 2(d) or the last sentence of Section 3 hereof, the Indemnitee shall submit to the Company a sworn request for advancement of Expenses substantially in the form of Exhibit 2 attached hereto and made a part hereof (the "Undertaking"), averring that he has reasonably incurred or will reasonably incur actual Expenses in defending an action, suit or proceeding referred to in Section 2(a) or 2(b) or any claim referred to in Section 3, or pursuant to Section 8 hereof. Unless the only liability asserted against the Indemnitee in the subject action, suit or proceeding is pursuant to OCL Section 1701.95, the Indemnitee shall be eligible to execute Part A of the Undertaking by which he undertakes to (a) repay such amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that the Indemnitee's action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the

Company or undertaken with reckless disregard for the best interests of the Company and (b) reasonably cooperate with the Company concerning the action, suit, proceeding or claim. In all cases, the Indemnitee shall be eligible to execute Part B of the Undertaking by which he undertakes to repay such amount if it ultimately is determined that he is not entitled to be indemnified by the Company under this Agreement or otherwise. In the event that the Indemnitee is eligible to and does execute both Part A and Part B of the Undertaking, the Expenses which are paid by the Company pursuant thereto shall be required to be repaid by the Indemnitee only if he is required to do so under the terms of both Part A and Part B of the Undertaking. Upon receipt of the Undertaking, the Company shall thereafter promptly, and in any event within 10 calendar days, pay such Expenses of the Indemnitee as are noticed to the Company in writing and in reasonable detail arising out of the matter described in the Undertaking. No security shall be required in connection with any Undertaking, and the Company will accept any such Undertaking without reference to the financial ability of Indemnitee to make repayment.

                  (c) In making a determination with respect to entitlement to indemnification hereunder, the person, persons or entity making that determination must presume that Indemnitee is entitled to indemnification hereunder if Indemnitee has submitted a request for indemnification in accordance with Section 4(a), and the Company will have the burden of proof to overcome that presumption by clear and convincing evidence in connection with the making by any person, persons or entity of any determination contrary to that presumption.


5.                LIMITATION ON INDEMNITY
                  -----------------------

                  (a) Notwithstanding anything contained herein to the contrary, the Company shall not be required hereby to indemnify the Indemnitee with respect to any action, suit, or proceeding that was initiated by the Indemnitee unless (i) such action, suit, or proceeding was initiated by the Indemnitee to enforce any rights to indemnification arising hereunder, (ii) authorized by another agreement to which the Company is a party whether heretofore or hereafter entered, (iii) otherwise ordered by the court in which the suit was brought or (d) approved by the Board.


6.                SHAREHOLDER RATIFICATION
                  ------------------------

                  (a) The Company may, at its option, propose at any future meeting of Shareholders that this Agreement be ratified by the Shareholders; provided, however, that the Indemnitee's rights hereunder shall be fully enforceable in accordance with the terms hereof whether or not such ratification is sought or obtained.

7.       ENFORCEMENT
         -----------

         (a) In the event that (i) a determination is made that Indemnitee is not entitled to indemnification hereunder, (ii) advancement of Expenses is not timely made pursuant hereto, or (iii) payment of indemnification is not made within 30 calendar days after receipt by the Company of a request therefor, Indemnitee will be entitled to an adjudication from any United States District Court for the Northern District of Ohio of his entitlement to that indemnification or advancement of Expenses. Alternatively, Indemnitee, at his option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association.

         (b) If a determination has been made that Indemnitee is not entitled to indemnification hereunder, any judicial proceeding or arbitration commenced pursuant to this Section 5 will be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee will not be prejudiced by reason of that adverse determination. In any judicial proceeding or arbitration commenced pursuant to this Section 5, the Company will have the burden of proving that Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.

         (c) If a determination has been made by an Independent Counsel that Indemnitee is entitled to indemnification hereunder, the Company will be bound by that determination in any judicial proceeding or arbitration commenced pursuant to this Section 5, absent (i) a misstatement by Indemnitee of a material fact, or an omission by Indemnitee of a material fact necessary to make Indemnitee's statements not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

         (d) It is the intent of the Company that the Indemnitee not be required to incur the expenses associated with the enforcement of his rights under this Agreement by litigation or other legal action because the cost and expense thereof would substantially detract from the benefits intended to be extended to the Indemnitee hereunder. Accordingly, if it should appear to the Indemnitee that the Company has failed to comply with any of its obligations under this Agreement or in the event that the Company or any other person takes any action to declare this Agreement void or unenforceable, or institutes any action, suit or proceeding to deny or to recover from, the Indemnitee the benefits intended to be provided to the Indemnitee hereunder, the Company irrevocably authorizes the Indemnitee from time to time to retain counsel of his choice, at the expense of the Company as hereafter provided, to represent the Indemnitee in connection with the initiation or defense of any litigation or other legal action, whether by or against the Company or any director, officer, shareholder, or other person affiliated with the Company, in any jurisdiction. Regardless of the outcome thereof, the Company shall pay and be solely responsible for any and all costs, charges, and expenses, including fees and expenses of attorneys and others, reasonably incurred by the Indemnitee pursuant to this Section 7.

8.       MERGER OR CONSOLIDATION
         -----------------------

         In the event that the Company shall be a constituent corporation in a consolidation, merger, or other reorganization, the Company, if it shall not be the surviving, resulting, or acquiring corporation therein, shall require as a condition thereto that the surviving, resulting, or acquiring corporation agree to assume all of the obligations of the Company hereunder and to indemnify the Indemnitee to the full extent provided herein. Whether or not the Company is the resulting, surviving, or acquiring corporation in any such transaction, the Indemnitee shall also stand in the same position under this Agreement with respect to the resulting, surviving, or acquiring corporation as he would have with respect to the Company if its separate existence had continued.


9.       NONEXCLUSIVELY, SEVERABILITY, AND INSURANCE
         -------------------------------------------

         (a) The rights to indemnification provided by this Agreement shall not be exclusive of any other rights of indemnification to which the Indemnitee may be entitled under the Articles, the Regulations, the OCL or any other statute, any insurance policy, agreement, or vote of shareholders or directors or otherwise, as to any actions or failures to act by the Indemnitee, and shall continue after he has ceased to be a director, officer, employee, or agent of the Company or other entity for which his service gives rise to a right hereunder, and shall inure to the benefit of his heirs, executors and administrators. In the event of any payment under this Agreement, the Company shall be subrogated to the extent thereof to all rights of recovery previously vested in the Indemnitee, who shall execute all instruments and take all other actions as shall be reasonably necessary for the Company to enforce such right.

         (b) If any provision of this Agreement or the application of any provision hereof to any person or circumstances is held invalid, unenforceable or otherwise illegal, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected, and the provision so held to be invalid, unenforceable, or otherwise illegal shall be reformed to the extent (and only to the extent) necessary to make it enforceable, valid and legal.

         (c) If the Company maintains an insurance policy or policies providing liability insurance for directors, officers, employees, agents or fiduciaries of the Company or of any other entity that any such person serves at the written request of the Company, Indemnitee will be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, employee, agent or fiduciary under such policy or policies.


10.      GOVERNING LAW
         -------------

         This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio, without giving effect to the principles of conflict of laws thereof.

11.      MODIFICATION
         ------------

         This Agreement and the rights and duties of the Indemnitee and the Company hereunder may be modified only by an instrument in writing signed by both parties hereto.


12.      CONTRIBUTION
         ------------

         To the fullest extent applicable law permits, if the indemnification this Agreement provides is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, will contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all the circumstances of that action, claim or proceeding in order to reflect: (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving rise to that action, claim or proceeding; and/or (ii) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.


                                   NATIONAL PROCESSING, INC.

                                   By
                                     ----------------------------------
                                   Title
                                         --------------------

                                   ------------------------------------
                                   [Signature of Indemnitee]

                                                                       EXHIBIT 1


                            INDEMNIFICATION STATEMENT
                            -------------------------


STATE OF ______________)
                       ) SS
COUNTY OF _____________)


                  I, ________________ , being first duly sworn, do depose and say as follows:

                  1. This Indemnification Statement is submitted pursuant to the Indemnification Agreement, dated __________ 1999, between National Processing, Inc., an Ohio corporation (the "Company"), and the undersigned.

                  2. I am requesting indemnification against costs, charges, expenses (which may include fees and expenses of attorneys and/or others), judgments, fines, and amounts paid in settlement (collectively, "Liabilities"), which have been actually and reasonably incurred by me in connection with a claim referred to in Section 2 or 3 of the aforesaid Indemnification Agreement.

                  3. With respect to all matters related to any such claim, I am entitled to be indemnified as herein contemplated pursuant to the aforesaid Indemnification Agreement.

                  4. Without limiting any other rights which I have or may have, I am requesting indemnification against Liabilities which have or may arise out of __________________________


                                                 ------------------------------
                                                 [Signature of Indemnitee]


                  Subscribed and sworn to before me, a Notary Public in and for said County and State, this ____ day of ____________ 1999.

                                                 ------------------------------

[Seal]

                  My commission expires the ____ day of _____________ 1999.

                                                                       EXHIBIT 2


                                   UNDERTAKING
                                   -----------

STATE OF _______________
                             SS
COUNTY OF ______________


                  I, _____________________ , being first duly sworn do depose and say as follows:

                  l. This Undertaking is submitted pursuant to the Indemnification Agreement, dated __________________ , 1999, between National Processing, Inc., an Ohio corporation (the "Company") and the undersigned.

                  2. I am requesting payment of costs, charges, and expenses which I have reasonably incurred or will reasonably incur in defending an action, suit or proceeding, referred to in Section 2(a) or 2(b) or any claim referred to in Section 3, or pursuant to Section 7, of the aforesaid Indemnification Agreement.

                  3. The costs, charges, and expenses for which payment is requested are, in general, all expenses related to
------------------------------------------------------------
-------------------------------------------------------------.

                  4.       PART A(1)

                  -------------------------------

                  I hereby undertake to (a) repay all amounts paid pursuant hereto if it is proved by clear and convincing evidence in a court of competent jurisdiction that my action or failure to act which is the subject of the matter described herein involved an act or omission undertaken with deliberate intent to cause injury to the Company or undertaken with reckless disregard for the best


-----------------------------
(1) The Indemnitee shall not be eligible to execute Part A of this Undertaking if at the time of the Indemnitee's act or omission at issue, the Amended Articles of Incorporation or Code of Regulations of the Company prohibit such advances by specific reference to OCL Section l70l.l3(E)(5)(a) and unless the only liability asserted against Indemnitee in the subject action, suit or proceeding is pursuant to OCL Section 1701.95. In the event that the Indemnitee is eligible to and does execute both Part A and Part B hereof, the costs, charges and expenses which are paid by the Company pursuant hereto shall be required to be repaid by the Indemnitee only if he is required to do so under the terms of both Part A and Part B hereof.

interests of the Company and (b) reasonably cooperate with the Company concerning the action, suit, proceeding or claim.


                           --------------------------
                           [Signature of Indemnitee]


         4.       PART B

                  I hereby undertake to repay all amounts paid pursuant hereto if it ultimately is determined that I am not entitled to be indemnified by the Company under the aforesaid Indemnification Agreement or otherwise.


                           -------------------------
                           [Signature of Indemnitee]

                  Subscribed and sworn to before me, a Notary Public in and for said County and State, this ____ day of ___________ 1999.





[Seal]


                  My commission expires the _____ day of _______________ 1999.